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                                                              EXHIBIT 10.62


                                 PROMISSORY NOTE


$150,000                                                       November 28, 2000
Denver, Colorado


         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of TeleTech Holdings, Inc. (the "Holder") the principal sum of $150,000, together with interest on the unpaid balance accruing at a rate of 6% per annum.

         Principal and interest shall be payable at TeleTech Holdings, Inc., 1700 Lincoln Street, 14th Floor, Denver, Colorado 80203, or such other place as the Holder may designate, in twelve payments of $12,500, due on the 1st day of each month (each a "Payment Date"), beginning April 1, 2001. Borrower agrees to execute any further documents necessary or desirable to evidence this debt or perfect Holder's security interest, as may be requested by Holder from time to time. Payments will be applied first to interest and taxes, and then to the principal balance.

         Any bonus payments payable by Holder or any of its affiliates to Borrower (collectively "Bonus Payments") and all proceeds from the exercise of stock options granted by Holder or any affiliate of Holder, including proceeds from the sale of shares underlying such stock options ("Stock Option Proceeds"), shall be applied toward repayment of the loan evidenced by this Note. In furtherance of such application, Borrower hereby assigns to Holder any and all Bonus Payments and Stock Option Proceeds until this Note is paid in full, and Borrower agrees to provide his broker with irrevocable instructions to pay Holder all proceeds from any option exercise prior to payment in full of all amounts evidenced by this Note. Furthermore, Holder shall be entitled to withhold from Borrower payment of any Bonus Payments and to redirect any such Bonus Payments towards repayment of the loan evidenced by this Note.

         Borrower's payment obligations hereunder shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on March 1, 2002 (the "Maturity Date"); provided, however, that if the principal balance shall be paid in full prior to the Maturity Date, Holder shall forgive the interest accrued thereon. Borrower understands that such forgiveness of the accrued interest may give rise to a tax withholding obligation on the part of Holder, and Borrower agrees to pay Holder the amount Borrower's share of any such tax withholdings.

         If Borrower's employment with Holder or any affiliate of Holder is terminated for any reason, with or without cause, prior to the Maturity Date, all remaining unpaid principal, and all remaining accrued interest shall immediately be due and payable.

         In case the Note is not paid in full on or before the Maturity Date, interest will be charged on the unpaid balance, from the effective date of the Original Note at a rate of 6% per annum. If the Note is not paid in full on or before the Maturity Date, Holder shall also have the right to offset all amounts payable by Holder or its affiliates to Borrower, including, without limitation, compensation for services rendered in the form of salary, bonuses or otherwise, until this Note is paid in full.

         Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

         This Note may be prepaid by Borrower at any time without premium or penalty.


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         No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder, nor shall any such delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         All rights and obligations hereunder shall be governed by the laws of the State of Colorado.

         This Note is subject to the approval and ratification of the Compensation Committee of the Board of Directors of TeleTech Holdings, Inc. In the event that the Compensation Committee does not ratify this Note at their regularly scheduled meeting to be held on December 7, 2000, the entire amount of this Note shall immediately be due and payable on or before December 31, 2000.

         IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first written above.

BORROWER:

/s/ Sean Erickson
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Sean Erickson